Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-148630), Form S-3 (No. 333-141880, No. 333-132486, No. 333-117016, No. 333-114045, No. 333-111702 and No. 333-73320) and Form S-8 (No. 333-118814, No. 333-107896, No. 333-107895, No. 333-71336, No. 333-37638 and No. 333-34130) of ON Semiconductor Corporation of our report dated February 11, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Phoenix, AZ

February 11, 2008